Exhibit 16

July 28, 2012

US Securities Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC  20549

Re:  Hickory Tech Corporation
File No. 0-13721

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hickory Tech Corporation dated June 28, 2012; and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP

GRANT THORNTON LLP
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd